Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FIRST QUARTER 2019 RESULTS

•	Revenue Increased 10 Percent in Q1 Compared with the Prior-Year Quarter

•	Q1 GAAP Operating Income Totaled $38 Million

•	Operating Income Excluding Unusual Items Increased 14 Percent Compared with the Prior-Year Quarter to $42 Million

•	GAAP Diluted Earnings per Share in Q1 of $0.26, While Adjusted Diluted Earnings per Share Excluding Unusual Items Increased 32 Percent to $0.29

•	2019 Adjusted Operating Income Guidance Increased to Between $207 Million to $222 Million; Compared with Prior Range of $200 Million to $220 Million

•
Announces Strategic Transactions to Accelerate Portfolio Transformation to a Leading Provider of Environmental Solutions and Drive Growth with Acquisition of Clean Earth and Divestiture of Air-X-Changers

•	Quarterly Conference Call Time Changed to 8:30 AM ET

CAMP HILL, PA (May 9, 2019) - Harsco Corporation (NYSE: HSC) today reported first quarter 2019 results. On a U.S. GAAP ("GAAP") basis, first quarter of 2019 diluted earnings per share from continuing operations were $0.26, which included costs to implement Rail's productivity improvement initiative and professional fees incurred to support and execute the Company's growth strategy, partially offset by a non-cash foreign currency translation gain related to a previous site exit. Excluding these items, diluted earnings per share from continuing operations in the first quarter of 2019 were $0.29. These figures compare with first quarter of 2018 GAAP and adjusted diluted earnings per share from continuing operations of $0.22.

GAAP operating income from continuing operations for the first quarter of 2019 was $38 million. Excluding unusual items, operating income was $42 million, compared to the Company's previously provided guidance range of $36 million to $43 million.

“Harsco delivered a strong start to 2019, highlighting the solid operational foundation we have in place and supported by healthy demand across the end markets we serve. Revenues for the quarter increased 10 percent year-over-year driven by our Industrial and Rail performance. In our M&M segment, we continue to capitalize on the demand for differentiated and value-added environmental solutions, which is an area of investment and focus for Harsco to drive long-term growth. As a result of the positive momentum we are seeing in the business, we have increased our adjusted operating income guidance range,” said Chairman and CEO Nick Grasberger.

“Five years ago, we recognized the need to enhance our business model and begin adapting our portfolio to generate greater shareholder value. Today, we announced two strategic transactions that will accelerate our transformation to a global market leader of environmental solutions. These transactions align with our strategy to decrease complexity of the portfolio, focus on less cyclical industries and pursue higher growth businesses with strong margins. Harsco will continue to optimize its portfolio to better position the Company to compete and drive value for our customers and shareholders.”

Harsco Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2019	Q1 2018
Revenues	$447	$408
Operating income from continuing operations - GAAP	$38	$37
Operating margin from continuing operations - GAAP	8.6%	9.0%
Diluted EPS from continuing operations - GAAP	$0.26	$0.22
Return on invested capital (TTM) - excluding unusual items	16.2%	12.5%

Consolidated First Quarter Operating Results

Total revenues were $447 million, an increase of 10 percent compared with the prior-year quarter as a result of higher revenues in the Company's Industrial and Rail segments. Revenues within the Company's Metals & Minerals segment, net of foreign currency impacts, were comparable to the prior-year quarter, as anticipated. Foreign currency translation negatively impacted first quarter 2019 revenues by approximately $18 million compared with the prior-year period.

GAAP operating income from continuing operations was $38 million, while operating income excluding unusual items was $42 million for the first quarter of 2019. These figures compare with GAAP and adjusted operating income of $37 million in the same quarter of last year. The improvement in GAAP and adjusted operating income relative to the prior-year quarter was again driven by the Company's Industrial and Rail segments.

The Company's GAAP and adjusted operating margins in the first quarter of 2019 were 8.6 percent and 9.3 percent, respectively.

Strategic Transactions

Today, Harsco announced a series of strategic transactions that, upon closing, will accelerate the transformation of its portfolio into a leading provider of environmental solutions to the industries it serves. Harsco signed separate agreements to acquire Clean Earth, one of the nation’s leading specialty waste processing companies, and to sell its Air-X-Changers business. These transactions align with the Company’s strategy to decrease complexity of the portfolio, focus on less cyclical industries and pursue higher growth businesses with strong margins. Both transactions are expected to close in the next few months. See separate press releases on these transactions for further information.

First Quarter Business Review

Metals & Minerals

($ in millions)	Q1 2019	Q1 2018	%Change
Revenues	$261	$265	(1)%
Operating income - GAAP	$24	$28	(12)%
Operating margin - GAAP	9.4%	10.5%

Revenues totaled $261 million, a slight decrease from the prior-year quarter as the impact of foreign currency translation offset benefits from higher service levels and the Altek Group acquisition. The segment's operating income in the first quarter of 2019 totaled $24 million, or $23 million when excluding unusual items in the period. These figures compare with GAAP and adjusted operating income of $28 million in the prior-year period. The change in adjusted operating earnings is attributable to higher general and administrative expenses to support the Company's growth strategy and the impact of foreign exchange translation as well as decreased contributions from certain Applied Products businesses, partly due to lower commodity prices. Lastly, the segment's operating margin was 9.4 percent and adjusted operating margin was 8.6 percent in the first quarter of 2019.

Industrial

($ in millions)	Q1 2019	Q1 2018	%Change
Revenues	$117	$84	40%
Operating income - GAAP	$17	$12	37%
Operating margin - GAAP	14.5%	14.9%

Revenues increased 40 percent to $117 million, principally due to increased demand for air-cooled heat exchangers and industrial grating as well as higher product prices. Operating income increased to $17 million from $12 million given the improvement in underlying demand, partially offset by higher compensation and selling expenses. Meanwhile, the segment's operating margin was 14.5 percent in the first quarter of 2019 compared with 14.9 percent in the same quarter last year, with the change attributable to product-sales mix.

Rail

($ in millions)	Q1 2019	Q1 2018	%Change
Revenues	$69	$60	15%
Operating income - GAAP	$5	$2	176%
Operating margin - GAAP	7.9%	3.3%

Revenues increased 15 percent to $69 million, due to improved demand for original equipment from North American customers and higher after-market parts sales. The segment's operating income in the first quarter of 2019 totaled $5 million, or $8 million when excluding unusual items in the period. These figures compare with GAAP and adjusted operating income of $2 million in the prior-year quarter. Also, the segment's operating margin increased to 7.9 percent in the first quarter of 2019 (11.7 percent on adjusted basis), compared with 3.3 percent in the same quarter of 2018. The earnings and margin improvement relative to the prior-year quarter are attributable to the above factors as well as a more favorable product-sales mix.

Cash Flow

Net cash provided by operating activities totaled $15 million in the first quarter of 2019, compared with net cash used by operating activities of $8 million in the prior-year period. Further, free cash flow was $(20) million in the first quarter of 2019, compared with $(35) million in the prior-year period. The improvement in free cash flow compared with the prior-year quarter is attributable to higher cash earnings and working capital improvements, partially offset by an increase in growth-related capital investments.

2019 Outlook

The Company’s full year and second quarter outlook below excludes the impact of the Clean Earth acquisition and Air-X-Changers divestiture, and the Company’s 2019 actual results will be dependent on the timing of the completion of each.

Harsco is raising 2019 guidance to reflect the Company's visibility given its strong backlog position and positive demand trends particularly in the Rail and Industrial segments, as compared with the guidance provided along with the Company's fourth quarter 2018 results.

Rail's backlog remains strong and the segment outlook is improved to reflect favorable demand trends. For the year, Rail's adjusted operating income is anticipated to be significantly higher than 2018 due to increased global demand for equipment, after-market parts and Protran Technology products as well as productivity initiatives. These benefits are expected to be only partially offset by lower contracting contributions, a less favorable product mix as well as R&D and administrative investments (costs) to support the segment's multi-year growth strategy.

Industrial earnings are also now expected to increase more than previously anticipated due to higher product demand. For the year, Industrial operating income is projected to increase significantly due to higher demand for heat exchangers, industrial grating and commercial boilers as well as product and market expansions, partially offset by a less favorable product mix and higher benefits and sales commission expenses.

The Company's outlook for the Metals & Minerals segment and Corporate spending are unchanged. For 2019, Metals & Minerals' adjusted operating income is expected to increase as higher customer steel output and mill services demand, new site ramp-ups, operational savings and the Altek Group integration are expect to be only partially offset by exited sites, investments to support growth initiatives and foreign exchange translation impacts. Lastly, Corporate spending is expected to increase compared with 2018 due to investments and professional fees.

Key consolidated highlights in the Outlook are included below.

Full Year 2019

•	GAAP operating income for the full year is expected to range from $192 million to $207 million; compared with $192 million to $212 million previously and GAAP operating income of $191 million in 2018.

•
Adjusted operating income for the full year is expected to range from $207 million to $222 million; compared with $200 million to $220 million previously and adjusted operating income of $187 million in 2018.

•
GAAP diluted earnings per share from continuing operations for the full year are expected in the range of $1.15 to $1.33; compared with $1.22 to $1.40 previously and GAAP diluted earnings per share of $1.64 in 2018.

•
Adjusted diluted earnings per share from continuing operations for the full year are expected in the range of $1.35 to $1.53; compared with $1.29 to $1.47 previously and adjusted diluted earnings per share of $1.31 in 2018.

•
Free cash flow is expected in the range of $55 million to $70 million, versus $50 million to $70 million previously; as a result, free cash flow before growth capital is expected in the range of $135 million to $150 million compared with $104 million in 2018.

•	Net interest expense is forecasted to range from $37 million to $39 million.

•	Non-operating defined benefit pension expense of approximately $5 million.

•	The effective tax rate, excluding any unusual items, is expected to range from 25 percent to 27 percent.

•	Adjusted return on invested capital is expected to range from 16.0 percent to 17.0 percent; compared with 16.1 percent in 2018.

Q2 2019

•
GAAP and adjusted operating income of $41 million to $46 million and $53 million to $58 million, respectively; compared with GAAP operating income $54 million and adjusted operating income of $52 million in the prior-year quarter.

•
GAAP and adjusted earnings per share from continuing operations of $0.23 to $0.29 and $0.35 to $0.40, respectively; compared with GAAP diluted earnings per share of $0.48 and adjusted diluted earnings per share of $0.36 in the prior-year quarter.

Conference Call

The Company will now hold its previously scheduled conference call today at 8:30 a.m. Eastern Time to discuss its results, strategic transactions and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 60531312. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through May 23, 2019 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs;(3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions, including the acquisition of CEHI Acquisition Corporation and Subsidiaries ("Clean Earth"); (13) risks associated with the acquisition of Clean Earth and the sale of the Harsco Industrial Air-X-Changers business generally, such as the inability to obtain, or delays in obtaining, regulatory approval; (14) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements entered into for the acquisition of Clean Earth and the sale of the Harsco Industrial Air-X-Changers business; (15) potential severe volatility in the capital markets and the impact on the cost of the Company to obtain debt financing as may be necessary to consummate the acquisition of Clean Earth; (16) failure to retain key management and employees of Clean Earth; (17) the amount and timing of repurchases of the Company's common stock, if any; (18) the outcome of any disputes with customers, contractors and subcontractors; (19) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (20) implementation of environmental remediation matters; (21) risk and uncertainty associated with intangible assets; and (22) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

# # #

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	March 31
(In thousands, except per share amounts)	2019		2018
Revenues from continuing operations:
Service revenues	$229,520		$244,209
Product revenues	217,768		163,829
Total revenues	447,288		408,038
Costs and expenses from continuing operations:
Cost of services sold	181,871		191,675
Cost of products sold	157,004		119,678
Selling, general and administrative expenses	67,029		57,083
Research and development expenses	1,262		1,239
Other expenses, net	1,876		1,822
Total costs and expenses	409,042		371,497
Operating income from continuing operations	38,246		36,541
Interest income	534		498
Interest expense	(9,739)		(9,583)
Defined benefit pension income (expense)	(1,337)		839
Income from continuing operations before income taxes and equity income	27,704		28,295
Income tax expense	(4,855)		(8,266)
Equity income of unconsolidated entities, net	20		—
Income from continuing operations	22,869		20,029
Discontinued operations:
Loss on disposal of discontinued business	(440)		(580)
Income tax benefit related to discontinued business	108		128
Loss from discontinued operations	(332)		(452)
Net income	22,537		19,577
Less: Net income attributable to noncontrolling interests	(1,840)		(1,769)
Net income attributable to Harsco Corporation	$20,697		$17,808
Amounts attributable to Harsco Corporation common stockholders:
Income from continuing operations, net of tax	$21,029		$18,260
Loss from discontinued operations, net of tax	(332)		(452)
Net income attributable to Harsco Corporation common stockholders	$20,697		$17,808
Weighted-average shares of common stock outstanding	79,907		80,650
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.26		$0.23
Discontinued operations	—		(0.01)
Basic earnings per share attributable to Harsco Corporation common stockholders	$0.26		$0.22
Diluted weighted-average shares of common stock outstanding	81,653		83,544
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.26		$0.22
Discontinued operations	—		(0.01)
Diluted earnings per share attributable to Harsco Corporation common stockholders	$0.25	(a)	$0.21
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31 2019	December 31 2018
ASSETS
Current assets:
Cash and cash equivalents	$84,743	$64,260
Restricted cash	2,942	2,886
Trade accounts receivable, net	296,795	291,213
Other receivables	51,130	54,182
Inventories	147,696	133,111
Current portion of contract assets	17,478	24,254
Other current assets	45,219	35,128
Total current assets	646,003	605,034
Property, plant and equipment, net	483,448	469,900
Right-of-use assets, net	49,584	—
Goodwill	412,449	411,552
Intangible assets, net	78,753	79,825
Deferred income tax assets	50,051	49,114
Other assets	17,273	17,442
Total assets	$1,737,561	$1,632,867
LIABILITIES
Current liabilities:
Short-term borrowings	$6,426	$10,078
Current maturities of long-term debt	6,538	6,489
Accounts payable	159,037	149,410
Accrued compensation	37,483	57,586
Income taxes payable	1,598	2,634
Insurance liabilities	40,830	40,774
Current portion of advances on contracts	37,014	31,317
Current portion of operating lease liabilities	12,936	—
Other current liabilities	122,721	118,708
Total current liabilities	424,583	416,996
Long-term debt	642,375	585,662
Insurance liabilities	20,384	19,575
Retirement plan liabilities	201,572	213,578
Advances on contracts	27,478	37,675
Operating lease liabilities	37,037	—
Other liabilities	48,860	46,005
Total liabilities	1,402,289	1,319,491
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	143,178	141,842
Additional paid-in capital	192,912	190,597
Accumulated other comprehensive loss	(584,425)	(567,107)
Retained earnings	1,340,878	1,298,752
Treasury stock	(805,520)	(795,821)
Total Harsco Corporation stockholders’ equity	287,023	268,263
Noncontrolling interests	48,249	45,113
Total equity	335,272	313,376
Total liabilities and equity	$1,737,561	$1,632,867

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$22,537	$19,577
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	30,204	31,418
Amortization	3,045	1,934
Deferred income tax expense	595	4,635
Equity in income of unconsolidated entities, net	(20)	—
Other, net	(279)	1,944
Changes in assets and liabilities:
Accounts receivable	(3,270)	(4,848)
Inventories	(14,448)	(11,490)
Contract assets	6,770	(5,698)
Right-of-use assets	3,895	—
Accounts payable	3,099	7,340
Accrued compensation	(19,924)	(26,131)
Advances on contracts	(3,406)	(7,348)
Operating lease liabilities	(3,913)	—
Retirement plan liabilities, net	(9,403)	(12,252)
Other assets and liabilities	(644)	(7,324)
Net cash provided (used) by operating activities	14,838	(8,243)
Cash flows from investing activities:
Purchases of property, plant and equipment	(36,407)	(26,897)
Purchase of business, net of cash acquired	680	—
Proceeds from sales of assets	1,177	377
Net payments from settlement of foreign currency forward exchange contracts	(4,091)	(3,822)
Net cash used by investing activities	(38,641)	(30,342)
Cash flows from financing activities:
Short-term borrowings, net	(3,578)	(3,659)
Current maturities and long-term debt:
Additions	56,998	46,000
Reductions	(1,700)	(2,944)
Sale of noncontrolling interests	876	477
Stock-based compensation - Employee taxes paid	(8,237)	(709)
Net cash used by financing activities	44,359	39,165
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(17)	738
Net increase in cash and cash equivalents, including restricted cash	20,539	1,318
Cash and cash equivalents, including restricted cash, at beginning of period	67,146	66,209
Cash and cash equivalents, including restricted cash, at end of period	$87,685	$67,527

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	March 31, 2019		March 31, 2018
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$261,312	$24,497	$264,723	$27,735
Harsco Industrial	117,385	17,030	83,598	12,421
Harsco Rail	68,591	5,389	59,678	1,952
Corporate	—	(8,670)	39	(5,567)
Consolidated Totals	$447,288	$38,246	$408,038	$36,541

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended
	March 31
	2019		2018 (a)
Diluted earnings per share from continuing operations as reported	$0.26		$0.22
Harsco Rail Segment improvement initiative costs (b)	0.03		—
Corporate strategic costs (c)	0.03		—
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation (d)	(0.03)		—
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability (e)	—		—
Taxes on above unusual items (f)	(0.01)		—
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.29	(g)	$0.22

(a)	No unusual items were excluded in the three months ended March 31, 2018.

(b)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q1 2019 $2.6 million pre-tax).

(c)	Costs at Corporate associated with supporting and executing the Company's growth strategy (Q1 2019 $2.7 million pre-tax).

(d)	Harsco Metals & Minerals Segment gain related to the liquidation of cumulated translation adjustment related to an exited country (Q1 2019 $2.3 million pre-tax).

(e)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q1 2019 $0.4 million pretax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(f)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(g)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended
June 30
2018
Diluted earnings per share from continuing operations as reported	$0.48
Harsco Metals & Minerals adjustment to slag disposal accrual (a)	(0.04)
Altek acquisition costs (b)	0.01
Loss on early extinguishment of debt (c)	0.01
Taxes on above unusual items (e)	—
Deferred tax asset valuation allowance adjustment (e)	(0.10)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.36

(a)	Harsco Metals & Minerals adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America ($3.2 million pre-tax).

(b)
Costs associated with the acquisition of Altek Europe Holdings Limited and its affiliated entities recorded in the Harsco Metals & Minerals Segment ($0.8 million pretax) and at Corporate ($0.4 million pretax).

(c)
Loss on early extinguishment of debt associated with the amending of the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility ($1.0 million pre-tax).

(d)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(e)	Adjustment of certain existing deferred tax asset valuation allowances as a result of the Altek acquisition ($8.3 million).

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended
	December 31
	2018
Diluted earnings per share from continuing operations as reported	$1.64
Harsco Metals & Minerals adjustment to slag disposal accrual (a)	(0.04)
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability (b)	(0.04)
Altek acquisition costs (c)	0.01
Loss on early extinguishment of debt (d)	0.01
Harsco Rail Segment improvement initiative costs (e)	0.01
Taxes on above unusual items (f)	(0.01)
Impact of U.S. tax reform on income tax benefit (expense) (g)	(0.18)
Deferred tax asset valuation allowance adjustment (h)	(0.10)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$1.31	(i)

(a)	Harsco Metals & Minerals adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America ($3.2 million pre-tax).

(b)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek ($2.9 million pre-tax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(c)
Costs associated with the acquisition of Altek Europe Holdings Limited and its affiliated entities ("Altek") recorded in the Harsco Metals & Minerals Segment ($0.8 million pretax) and at Corporate ($0.4 million pretax).

(d)
Loss on early extinguishment of debt associated with the amending of the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility ($1.0 million pre-tax).

(e)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment ($0.6 million pre-tax).

(f)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(g)	The Company recorded a benefit (expense) as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform ($15.4 million benefit).

(h)	Adjustment of certain existing deferred tax asset valuation allowances as a result of the Altek acquisition ($8.3 million).

(i)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)

	Projected Three Months Ending June 30
	2019
	Low		High
Diluted earnings per share from continuing operations	$0.23		$0.29
Corporate strategic and transaction related costs	0.12		0.12
Harsco Rail Segment improvement initiative costs	0.02		0.02
Taxes on above unusual items	(0.03)		(0.03)
Adjusted diluted earnings per share from continuing operations, excluding unusual items	$0.35	(a)	$0.40

	Projected Twelve Months Ending December 31
	2019
	Low		High
Diluted earnings per share from continuing operations	$1.15		$1.33
Corporate strategic and transaction related costs	0.15		0.15
Loss on early extinguishment of debt	0.09		0.09
Harsco Rail Segment improvement initiative costs	0.06		0.06
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(0.03)		(0.03)
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	—		—
Taxes on above unusual items	(0.07)		(0.07)
Adjusted diluted earnings per share from continuing operations, excluding unusual items	$1.35		$1.53

(a) Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2019:
Operating income (loss) as reported	$24,497	$17,030	$5,389	$(8,670)	$38,246
Harsco Rail Segment improvement initiative costs	—	—	2,648	—	2,648
Corporate strategic costs	—	—	—	2,739	2,739
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(2,271)	—	—	—	(2,271)
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	369	—	—	—	369
Adjusted operating income (loss), excluding unusual items	$22,595	$17,030	$8,037	$(5,931)	$41,731
Revenues as reported	$261,312	$117,385	$68,591	$—	$447,288
Adjusted operating margin (%) excluding unusual items	8.6%	14.5%	11.7%		9.3%

Three Months Ended March 31, 2018:
Operating income (loss) as reported (a)	$27,735	$12,421	$1,952	$(5,567)	$36,541
Revenues as reported	$264,723	$83,598	$59,678	$39	$408,038
Operating margin (%) as reported	10.5%	14.9%	3.3%		9.0%

(a)	No unusual items were excluded in the three months ended March 31, 2018.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2018:
Operating income (loss) as reported	$35,661	$14,170	$8,618	$(4,824)	$53,625
Harsco Metals & Minerals adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Altek acquisition costs	753	—	—	431	1,184
Adjusted operating income (loss), excluding unusual items	$33,191	$14,170	$8,618	$(4,393)	$51,586
Revenues as reported	$272,320	$92,065	$67,552	$35	$431,972
Adjusted operating margin (%) excluding unusual items	12.2%	15.4%	12.8%		11.9%

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS), EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2018:
Operating income (loss) as reported	$121,195	$54,665	$37,341	$(22,274)	$190,927
Harsco Metals & Minerals adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	(2,939)	—	—	—	(2,939)
Altek acquisition costs	753	—	—	431	1,184
Harsco Rail Segment improvement initiative costs	—	—	640	—	640
Adjusted operating income (loss), excluding unusual items	$115,786	$54,665	$37,981	$(21,843)	$186,589
Revenues as reported	$1,068,304	$374,708	$279,294	$74	$1,722,380
Adjusted operating margin (%) excluding unusual items	10.8%	14.6%	13.6%		10.8%

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED OPERATING INCOME, EXCLUDING UNUSUAL ITEMS TO OPERATING INCOME (Unaudited)
	Projected Three Months Ending June 30
	2019
(In millions)	Low		High
Operating income	$41		$46
Corporate strategic and transaction related costs	10		10
Harsco Rail Segment improvement initiative costs	2		2
Adjusted operating income, excluding unusual items	$53		$58

	Projected Twelve Months Ending December 31
	2019
(In millions)	Low		High
Operating income	$192		$207
Corporate strategic and transaction related costs	13		13
Harsco Rail Segment improvement initiative costs	5		5
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(2)		(2)
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	—		—
Adjusted operating income, excluding unusual items	$207	(a)	$222	(a)

(a) Does not total due to rounding.

The Company’s management believes Adjusted operating income, excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW AND FREE CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH USED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2019	2018
Net cash used by operating activities	$14,838	$(8,243)
Less capital expenditures	(36,407)	(26,897)
Plus capital expenditures for strategic ventures (a)	843	240
Plus total proceeds from sales of assets (b)	1,177	377
Free cash flow	(19,549)	(34,523)
Add growth capital expenditures	12,517	7,684
Free cash flow before growth capital expenditures	$(7,032)	$(26,839)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW AND FREE CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2018
Net cash provided by operating activities	$192,022
Less capital expenditures	(132,168)
Plus capital expenditures for strategic ventures (a)	1,595
Plus total proceeds from sales of assets (b)	11,887
Free cash flow	73,336
Add growth capital expenditures	30,655
Free cash flow before growth capital expenditures	$103,991

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW AND FREE CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2019
(In millions)	Low	High
Net cash provided by operating activities	$225	$260
Less capital expenditures	(176)	(194)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	6	4
Free cash flow	55	70
Add growth capital expenditures	80	80
Free cash flow before growth capital expenditures	$135	$150

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended March 31
(In thousands)	2019	2018
Income from continuing operations	$147,579	$21,163
Unusual items:
Harsco Rail Segment improvement initiative costs	3,288	—
Harsco Metals & Minerals Segment adjustment to slag disposal accrual	(3,223)	—
Corporate strategic costs	2,739	—
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	(2,570)	—
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(2,271)	—
Altek acquisition costs	1,184	—
Harsco Metals & Minerals Segment bad debt expense	—	4,589
Loss on early extinguishment of debt	1,034	2,265
Taxes on above unusual items (b)	(1,525)	(2,052)
Impact of U.S. tax reform on income tax benefit	(15,409)	48,680
Deferred tax asset valuation allowance adjustment	(8,292)	—
Net income from continuing operations, as adjusted	122,534	74,645
After-tax interest expense (c)	29,494	29,995

Net operating profit after tax as adjusted	$152,028	$104,640

Average equity	$296,468	$209,938
Plus average debt	643,816	625,337
Average capital	$940,284	$835,275

Return on invested capital excluding unusual items	16.2%	12.5%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)
The Company’s effective tax rate approximated 23% for the trailing twelve months for the period ended March 31, 2019 and for the trailing twelve months for the period ended March 31, 2018, 37% was used for April 1, 2017 through December 31, 2017 and 23% was used for January 1, 2018 through March 31, 2018, on an adjusted basis, for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2018
Income from continuing operations	$144,739
Unusual items:
Harsco Metals & Minerals Segment adjustment to slag disposal accrual	(3,223)
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	(2,939)
Altek acquisition costs	1,184
Loss on early extinguishment of debt	1,034
Harsco Rail Segment improvement initiative costs	640
Taxes on above unusual items (b)	(361)
Impact of U.S. tax reform on income tax benefit	(15,409)
Deferred tax asset valuation allowance adjustment	(8,292)
Net income from continuing operations, as adjusted	117,373
After-tax interest expense (c)	29,374

Net operating profit after tax as adjusted	$146,747

Average equity	$274,164
Plus average debt	635,491
Average capital	$909,655

Return on invested capital excluding unusual items	16.1%

(a)
Return on invested capital excluding unusual items is net income from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 23% for the year ended December 31, 2018 on an adjusted basis, for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.